Exhibit 11


  CONSENT OF COOPERS & LYBRAND LLP, lNDEPENDENT AUDITORS


     We Consent to the inclusion of our report dated May 13, 1997 on our audit of the financial statements of Yamaichi Global Fund, a portfolio of Yamaichi Funds, Inc. in the Statement of Additional Information with respect to the Post-Effective Amendment to the Registration Statement on Form N-1A under the Securities Act of 1933 of Yamaichi Funds, Inc. We further consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Accountants" and "Financial Statements" in the Statement of Additional Information


                                                  /s/ Coopers & Lybrand LLP
                                                    COOPERS & LYBRAND LLP


Boston, Massachusetts
December 3, 1997